AMENDMENT TO
EMPLOYMENT AGREEMENT
This Amendment (the “Amendment”) to the Employment Agreement dated as of March 1st, 2021, between INTERNATIONAL MONEY EXPRESS, INC., a Delaware corporation and Christopher D. Hunt (the “Agreement”) is effective April 20th, 2023 (the “Amendment Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Employment Agreement.
The Employer and Executive desire to enter into this Amendment to the Agreement and hereby agree to the following as of the Amendment Effective Date:
1.    Section 1.02 of the Agreement is hereby amended by replacing the phrase “Chief Information Officer” with the phrase “Chief Operating Officer.”
2.    Section 2.01 of the Agreement is hereby amended by replacing the Base Salary referenced therein from “$310,000” to “$350,000”, which change to Base Salary was effective January 1, 2023.
3.    The Executive acknowledges and agrees to the change in title described in Section 1.02 and that such change, and any related changes in duties and other actions of the Company, does not and shall not constitute “Good Reason” as defined in the Agreement.
4.    All other provisions of the Agreement not amended hereby shall remain in full force and effect.

INTERNATIONAL MONEY EXPRESS, INC. By: /s/ Robert Lisy Name: Robert W. Lisy Title: Chief Executive Officer (CEO) | President

Date: April 20, 2023
Accepted and Agreed to:

/s/ Christopher Hunt
Christopher D. Hunt

Date: April 20, 2023

[Amendment to Hunt Employment Agreement]
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